                                                                 Exhibit 3.i.(g)

                          CERTIFICATE OF INCORPORATION

                                       OF

                          TERRA CAPITAL HOLDINGS, INC.


                                  ARTICLE ONE

        The name of the corporation is Terra Capital Holdings, Inc.

                                  ARTICLE TWO

        The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THREE

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

        The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                  ARTICLE FIVE


        The name and mailing address of the sole incorporator are as follows:

                NAME                     MAILING ADDRESS
                ----                     ---------------

        Thaddine G. Gomez               200 East Randolph Drive
                                        Suite 5700
                                        Chicago, Illinois 60601



                                   ARTICLE SIX

        The corporation is to have perpetual existence.

                                  ARTICLE SEVEN

        In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE

        To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN

     The corporation expressly elects not to be governed by (S)203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 10th day of October, 1994


                                           /s/ Thaddine G. Gomez
                                           -----------------------------------
                                           Thaddine G. Gomez
                                           Sole Incorporator

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